Exhibit 99.1

Media Contact	Investor Contact
David Prosperi	Scott Malchow
312.381.4285	312.381.3983
David_Prosperi@aon.com	Scott_Malchow@aon.com

Aon Corporation Signs Definitive Agreement to Sell AIS

Management Corporation Unit to Mercury General Corporation

CHICAGO, Oct. 15, 2008 – Aon Corporation (NYSE: AOC), the world’s leading provider of risk management and human capital solutions, today announced a definitive agreement to sell its AIS Management Group unit to Mercury Insurance Group (NYSE: MCY), California’s third-largest personal automobile insurance carrier.

Terms of the sale include $120 million cash plus a potential earn out of up to $34.7 million payable over the two-year period following the close of the transaction. The sale includes business transacted under the Auto Insurance Specialists, Inc., PoliSeek and Aon Recreation Insurance brands.

The sale is consistent with Aon’s previously announced plan to shape the firm around risk management and commercial lines insurance brokerage, reinsurance brokerage, and human capital consulting.

The transaction is expected to close in the first quarter of 2009. AIS Management Group was placed into discontinued operations for the third quarter and further financial details will be provided in Aon Corporation’s third quarter earnings call on Oct. 31.

About Aon

Aon Corporation (NYSE:AOC) is the leading global provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting. Aon readily delivers distinctive client value via innovative and effective risk management and workforce productivity solutions. Our industry-leading global resources, technical expertise and industry knowledge are delivered locally through more than 500 offices in more than 120 countries. Aon was named the world’s best broker by Euromoney magazine’s 2008 Insurance Survey. In 2008, Aon ranked highest on the Business Insurance ranking of the world’s largest insurance brokers based on commercial retail, wholesale, reinsurance and personal lines brokerage revenues. Aon also was ranked by A.M. Best as the number one insurance broker based on brokerage revenues in 2007 and 2008, and was voted best insurance intermediary, best reinsurance intermediary, and best employee benefits consulting firm in 2007 and 2008 by the readers of Business Insurance. For more information on Aon, log onto http://www.aon.com/.

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws, the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, and the cost of resolution of other contingent liabilities and loss contingencies. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

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